UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, MarketAxess Holdings Inc. (the “Company”) appointed Ilene Fiszel Bieler as Chief Financial Officer of the Company and to act as the Company’s principal financial officer for purposes of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), effective on her start date with the Company, which is currently expected to be May 22, 2024 (the “Effective Date”).

Ilene Fiszel Bieler, age 55, has served as Executive Vice President, Global Head of Investor Relations and Chief Operating Officer of State Street Global Markets and Global Credit Finance of State Street Corporation (“State Street”), a global financial services and bank holding company, from 2022 to present, Executive Vice President, Global Head of Investor Relations of State Street from 2020 to 2022 and Senior Vice President, Global Head of Investor Relations of State Street from 2017 to 2020. Prior to State Street, Ms. Fiszel Bieler served in various positions, including as Head of Investor Relations and Strategy for the Americas at Barclays plc and Head of Fixed Income Investor and Rating Agency Relations at Citigroup Inc. Ms. Fiszel Bieler holds a B.A. from the University of Arizona and a Master of Urban Planning from New York University.

There are no arrangements or understandings between Ms. Fiszel Bieler and any other person pursuant to which she was appointed to her position. Ms. Fiszel Bieler does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

On February 21, 2024, the Company entered into the Offer Letter, the Severance Protection Agreement and a Proprietary Information and Non-Competition Agreement with Ms. Fiszel Bieler, each as described below.

Ms. Fiszel Bieler’s Offer Letter

The letter agreement between the Company and Ms. Fiszel Bieler (the “Offer Letter”) provides that she will be employed by the Company as its Chief Financial Officer, effective as of the Effective Date. Pursuant to the terms of the Offer Letter, Ms. Fiszel Bieler will be paid a base salary at an annual rate of $450,000, payable in accordance with the Company’s payroll practices in effect from time to time. In addition, Ms. Fiszel Bieler will be eligible to participate in the Company’s 2009 Employee Performance Incentive Plan or any equivalent annual cash incentive plan adopted by the Company from time to time that is applicable to executive officers in lieu thereof (the “Cash Bonus Plan”). For calendar year 2024, her target year-end cash bonus pursuant to the Cash Bonus Plan is $800,000. Further, the target grant date value of Ms. Fiszel Bieler’s year-end equity award pursuant to the Company’s 2020 Equity Incentive Plan will be $1.15 million. The award is expected to be comprised equally of (a) a time-based award in the form of restricted stock units or stock options, at her election, and (b) a performance-based award in the form of performance stock units. The time-based portion of such equity award will vest in three substantially equal annual installments on the first, second and third anniversaries of such award, subject to Ms. Fiszel Bieler’s continued service with the Company through the applicable vesting date. The structure of the performance-based portion of such equity award will be determined by the Compensation and Talent Committee of the Company’s Board of Directors (the “Compensation Committee”), but is currently expected to cliff-vest on the third anniversary date of the award, subject to the certification of the performance criteria for such award set by the Compensation Committee and her continued service with the Company through the vesting date.

In connection with her hire, Ms. Fiszel Bieler will receive a $1.15 million cash make-whole award (the “Cash Make-Whole Award”) and a $2.7 million equity make-whole award (the “Equity Make-Whole Award”).

The Cash Make-Whole Award, which represents the total value of Ms. Fiszel Bieler’s estimated cash bonus and certain unvested deferred cash and equity awards from her prior employer, will be payable as soon as practicable after the Effective Date. The amount of the Cash Make-Whole Award will be reduced by (i) any year-end cash incentive payments provided to Ms. Fiszel Bieler by her current employer that are attributable to calendar year 2023, (ii) certain deferred cash compensation from her current employer that is not forfeited upon the termination of her employment with her current employer and (iii) the value of certain equity awards from her current employer that are not forfeited upon the termination of her employment with her current employer. The Company may recoup the Cash Make-Whole Award from Ms. Fiszel Bieler in certain scenarios, including, if prior to the first anniversary of the Effective Date, she resigns her employment (other than for a Valid Reason (as defined in the Severance Protection Agreement), provides notice of her intent to resign her employment, or if her employment is terminated by the Company for Cause (as defined in the Severance Protection Agreement).

The Equity Make-Whole Award represents the total value of certain of Ms. Fiszel Bieler’s unvested deferred cash compensation and unvested equity awards from her prior employer. The Equity Make-Whole Award will be granted on the first business day of the first new calendar month following the Effective Date in the form of restricted stock units and will be scheduled to vest in three substantially equal installments on the first, second and third anniversaries of such award, subject to her continued service with the Company through the applicable vesting date. The amount of the Equity Make-Whole Award will be reduced by (i) certain deferred cash compensation from her current employer that is not forfeited upon the termination of her employment with her current employer and (ii) the value of certain equity awards from her current employer that are not forfeited upon the termination of her employment with her current employer. If Ms. Fiszel Bieler resigns with Valid Reason or the Company terminates her employment without Cause prior to the third anniversary of the grant date, the unvested portion of the Equity Make-Whole Award shall immediately vest.

The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Equity Make-Whole Award is qualified in its entirety to the full text of the agreement, which will be based on the Company’s Form of 2024 Restricted Stock Unit Agreement (Non-Deferred) for U.S.-based executive officers other than Richard M. McVey pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Ms. Fiszel Bieler’s Severance Protection Agreement and Proprietary Information and Non-Competition Agreement

The severance protection agreement between the Company and Ms. Fiszel Bieler (the “Severance Protection Agreement”) provides her with severance payments and benefits upon a qualifying termination of her employment, subject to her execution of a waiver and general release.

The Severance Protection Agreement has an initial term of five years, effective as of the Effective Date, and renews thereafter for successive one-year terms, unless the Company provides written notice of nonrenewal at least 12 months prior to the expiration date of the then-applicable term; provided, that if the agreement is in effect at the time of a Change in Control (as defined in the Severance Protection Agreement), the term shall continue in perpetuity thereafter.

Upon: (i) a termination of Ms. Fiszel Bieler’s employment by the Company without Cause or upon resignation by Ms. Fiszel Bieler for Valid Reason prior to a Change in Control, or (ii) a termination of Ms. Fiszel Bieler’s employment by the Company without Cause or upon resignation by Ms. Fiszel Bieler for Good Reason (as defined in the Severance Protection Agreement) following the second anniversary of a Change in Control, she shall receive the following: (i) a severance payment equal to 1.0 times the sum of (x) her base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the Average Annual Bonus (as defined in the Severance Protection Agreement), payable in regular installments over 12 months; (ii) a pro-rata bonus payment for the year of termination equal to the Average Annual Bonus, prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for 12 months following the termination date (or, in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall continue to become vested, exercisable and payable on the same schedule for 12 months following the termination date as if she had remained actively employed, and (B) any such award subject to performance-based vesting shall continue to become vested, exercisable and payable on the same schedule for 12 months following the termination date as if she had remained actively employed (x) based on actual performance for any performance period that is completed during such 12 month period, or (y) based on target performance level for any performance period that is not completed during such 12 month period.

Upon a termination of Ms. Fiszel Bieler’s employment by the Company without Cause or resignation by Ms. Fiszel Bieler for Good Reason within two years following a Change in Control, she shall receive the following: (i) a severance payment equal to 1.5 times the sum of (x) her base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the Average Annual Bonus, payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to the Average Annual Bonus, prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for 18 months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to her termination date, or (y) based on target performance level for any performance period that is not completed prior to her termination date.

Upon a termination of Ms. Fiszel Bieler’s employment due to death or disability, she shall receive the following: (i) a severance payment equal to 0.5 times the sum of (x) her base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the Average Annual Bonus, payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to 0.5 times the Average Annual Bonus, prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for 12 months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-

based incentive awards, (A) any such award subject solely to time-or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to her termination date, or (y) based on target performance level for any performance period that is not completed prior to her termination date.

The Severance Protection Agreement also provides that if any payments or benefits paid or provided to each executive would be subject to, or result in, the imposition of the excise tax imposed by Internal Revenue Code Section 4999, then the amount of such payments will be automatically reduced to the minimum extent necessary such that no portion of the payment is subject to the excise tax, unless the executive would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

The foregoing description of the Severance Protection Agreement is a summary only and is qualified in its entirety by the full text of the Severance Protection Agreement, which is attached hereto as Exhibit 10.3.

In connection with entering into the Severance Protection Agreement, Ms. Fiszel Bieler also executed a Proprietary Information and Non-Competition Agreement, which is attached hereto as Exhibit 10.4.

Item 7.01	Regulation FD Disclosure

On February 26, 2024, the Company issued a press release announcing that Ms. Fiszel Bieler was appointed as the Company’s Chief Financial Officer, effective as of the Effective Date. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Letter Agreement dated as of February 21, 2024, by and between Ilene Fiszel Bieler and MarketAxess Holdings Inc. †+

10.2	Form of 2024 Restricted Stock Unit Agreement (Non-Deferred) for U.S.-based executive officers other than Richard M. McVey pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan

10.3	Severance Protection Agreement, dated as of February 21, 2024, by and between Ilene Fiszel Bieler and MarketAxess Holdings Inc.

10.4	Proprietary Information and Non-Competition Agreement, dated as of February 21, 2024, by and between Ilene Fiszel Bieler and MarketAxess Holdings Inc.

99.1	Press Release issued by MarketAxess Holdings Inc. on February 26, 2024.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

†

Certain confidential information, identified by bracketed asterisks “[*****]” has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

+

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: February 26, 2024	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel & Corporate Secretary